Exhibit 99.1

FOR IMMEDIATE RELEASE

                                   FROM:       Anaren, Inc.
                                               6635 Kirkville Road
                                               East Syracuse, NY  13057

                                   CONTACT:    Lawrence A. Sala, President/CEO
                                               Joseph E. Porcello, VP Finance
                                               315-432-8909

              ANAREN TO RECEIVE CONTRACT IN EXCESS OF $11.0 MILLION

      Syracuse, NY - Anaren, Inc. (NASDAQ: ANEN) has been selected to receive a contract in excess of $11.0 million from Raytheon (Goleta, CA) for Digital Radio-Frequency (RF) Memory subsystems used in the Raytheon AN/ALQ-187 internal
(RF) jammer. This contract is in support of Raytheon's contract for the provision of an electronic-warfare system for Hellenic Air Force (HAF) F-16 fighters, and deliveries are anticipated to extend over approximately 36 months. "Anaren is pleased to support Raytheon on this important program expanding our long standing relationship as a Raytheon supplier" said Timothy Glavin, General Manager of Anaren's Space and Defense Group.

      Anaren designs, develops, manufactures and sells highly integrated microwave component assemblies and subsystems for the wireless communications, satellite communications and defense electronics markets.